Exhibit 24

PARKER-HANNIFIN CORPORATION

REGISTRATION STATEMENTS

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Jennifer A. Parmentier, Andrew D. Ross, Todd M. Leombruno, Joseph R. Leonti and Peter C. Zwick, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 20th day of August, 2026.

/s/ Jennifer A. Parmentier	/s/ Todd M. Leombruno
Jennifer A. Parmentier	Todd M. Leombruno
Chairman and Chief Executive Officer (Principal Executive Officer)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Angela R. Ives	/s/ Denise Russell Flemming
Angela R. Ives	Denise Russell Flemming
Vice President and Controller (Principal Accounting Officer)	Director

/s/ Lance M. Fritz	/s/ Linda A. Harty
Lance M. Fritz	Linda A. Harty
Director	Director

/s/ Kevin A. Lobo	/s/ E. Jean Savage
Kevin A. Lobo	E. Jean Savage
Director	Director

/s/ Laura K. Thompson	/s/ James R. Verrier
Laura K. Thompson	James R. Verrier
Director	Director

/s/ James L. Wainscott	/s/ Beth A. Wozniak
James L. Wainscott	Beth A. Wozniak
Director	Director